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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 30 1999


                                   BIOFARM INC

             (Exact name of Registrant as specified in its Charter)



    Nevada                         0-20317                      88-00270266
(State or other            (Commission File Number)           (IRS Employer of
jurisdiction of                                              Identification No.)
Incorporation)






            403 Salisbury House, 31 Finsbury Circus, London, EC2M 5QQ

               (Address of principal executive offices) (Zip Code)


                  Registrant's telephone number, including area
                             Code: 0044 171 5888862





                                       N/A
                (Former name or former address, if changed since
                                 last report.)


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ITEM 2     ACQUISITION OR DISPOSITION OF ASSETS

On April 30 1999 Burlington Chamber & James Limited, ("BCJ") a company registered in England and Wales and wholly owned subsidiary of Biofarm Inc. (the "Registrant") acquired a majority holding in Alterproof Limited, a company registered in England and Wales ("Alterproof") pursuant to the terms and conditions of a Subscription Agreement dated April 23, 1999 made between BCJ, Alterproof and Terence Roger Hewett and Edward Marcus Rennick (the "Warrantors").

Alterproof is a holding company and owns the entire share capital of Ian McCall Holdings Limited ("IMH"). IMH owns the entire share capital of the following companies: Ian McCall International Limited ("IMI"), a Lloyds Broker; Ian McCall Financial Services Limited ("IMFS"); Ian McCall & Co Limited ("IM&Co"), a Lloyds Agency Broker and Trifoliate Limited. All of the Companies are registered in England and Wales save for Trifoliate Limited which is registered in Guernsey, Channel Islands.

IMI is regulated by Lloyds and IMFS by the UK Personal Investment Authority.

IMI owns the entire share capital of Ian McCall North America Limited and Ian McCall Insurance Services Limited, both of which companies are in run off. IMI acts as an International Wholesale Insurance Broker, IM & Co is a United Kingdom retail Insurance Broker, IMFS is a financial services company and Trifoliate Limited manages off shore captive companies. The Registrant intends to continue such use of the Companies, subject to rationalisation of the structure of the group.

Pursuant to the Subscription Agreement, BCJ subscribed for 8,500 ordinary shares of GBP1.00 each. After this Subscription the total outstanding share capital of Alterproof is 10,000.ordinary share of GBP1.00 each. As a result of this transaction BCJ owned 85% of the outstanding shares and the two Warrantors owned 7.5% each.

The Subscription price for the 8,500 shares was GBP 8,500. In addition BCJ lent Alterproof the sum of GBP491,500 by way of an unsecured Loan Note repayable after two years. The consideration was arrived at through arms length negotiations with Alterproof.

There were no prior material relationships between BCJ, the Registrant or any of the Registrants affiliates, any director or officer of the Registrant, or any associate of such director or officer, on the one hand and Alterproof, or the Warrantors on the other hand.

On the same day, April 30, 1999, BCJ exchanged 500 shares in Alterproof by way of a Share Exchange Agreement for a 49% holding of Mr Anil Kumar Mahan in Burlington & James Limited ("B&J Limited"), a subsidiary of BCJ, of which BCJ holds the remaining 51% of the shares. Mr Anil Kumar Mahan is a director and Chief Executive Officer of the Registrant. As a result BCJ now owns 100% of B&J Limited.

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After accounting for the above transactions, the Registrant, through its BCJ
Subsidiary, now controls 80% of the outstanding capital stock of Alterproof. In addition Anil Kumar Mahan as affiliate of the Registrant owns 5% and the Warrantors own 7.5% each.

Additional information concerning the acquisition is also contained in the Subscription Agreement and the Share Exchange Agreement, which documents are filed as an exhibit to this Form 8-K and incorporated herein by reference.

Item 7:  Financial Statements and Exhibits

a)       Financial Status of Business Acquired

         The Registrant has determined that it is impracticable to provide the required financial statements of Alterproof Limited at this time. The Registrant will file the required financial statements under an amendment on Form 8-K/A as soon as practicable, but in any event within 60 days after the date hereof.

b)       Pro-Forma Financial Information

         The Registrant has determined that it is impracticable to provide the required Pro-Forma Financial Information regarding the acquisition of Alterproof Limited at this time. The Registrant will file the required Pro-Forma financial information under an amendment on Form 8- K/A as soon as is practicable but in any event within 60 days after the date hereof.

c)       Exhibits

10.1 Subscription Agreement dated April 23, 1999 between the Purchaser, the Company and the Warrantors.

10.2 Share Exchange Agreement dated April 30, 1999 between the Purchaser and Anil Kumar Mahan.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorised.

         Dated:            May 13, 1999.


         Biofarm Inc.

         By:/s/ Keith D. Beekmeyer,
                ----------------------------
                KEITH D.BEEKMEYER, PRESIDENT

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                                  Exhibit Index

10.1 Subscription Agreement dated April 23 1999 between the Purchaser, the Company and the Warrantor.

10.2 Share Exchange Agreement dated April 30 1999 between the Purchaser and Anil Kumar Mahan.